Exhibit 5.1

March 31, 2026

AVITA Medical, Inc.

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

Ladies and Gentlemen:

We have acted as counsel to AVITA Medical, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of up to $200 million of the following securities:

(i) shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”);

(ii) shares of one or more series of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”);

(iii) warrants to purchase shares of Common Stock or shares of Preferred Stock, (collectively, the “Warrants” and each, a “Warrant”); and

(iv) units comprised of shares of Common Stock, shares of Preferred Stock, and/or Warrants in any combination (collectively, the “Units” and each, a “Unit” and the Units, together with the shares of Common Stock, shares of Preferred Stock, and Warrants, collectively, the “Securities” and each, a “Security”).

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have reviewed the following (collectively, the “Documents” and each, a “Document”): (i) the Registration Statement, including the exhibits filed therewith; (ii) the prospectus included in the Registration Statement relating to the Securities; (iii) the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on April 17, 2020, as amended by the Certificate of Amendment of Certificate of Incorporation of the Company as filed with the Secretary of State on December 2, 2020 (the “Certificate of Incorporation”); (iv) the Amended and Restated Bylaws of the Company, effective as of May 15, 2025 (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”); (v) the resolutions unanimously adopted by the Board of Directors of the Company (the “Board of Directors”) by the Unanimous

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March 31, 2026

Consent of the Board of Directors of the Company effective as of March 31, 2026; and (vi) a fact certificated executed by an officer of the Company.

For purposes of rendering our opinions below, we have not reviewed any document other than the Documents and assume that there exists no provision in any document relating to the matters covered by our opinions below that we have not reviewed that is inconsistent with the Documents or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete, and accurate in all respects.

For the purposes of this opinion letter, we have assumed, without investigation, that: (i) each Document is accurate and complete; (ii) each Document that is an original is authentic; (iii) each Document that is a copy conforms to an authentic original; and (iv) all signatures on each Document are genuine. We have further assumed: (i) the legal capacity and competency of natural persons; (ii) that each party to the Documents is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (iii) that each party to the Documents (A) has the legal capacity, power, and authority to execute, deliver, and perform its obligations under the Documents to which it is a party, (B) has taken all action necessary to duly authorize the execution, delivery, and filing (if applicable) of, and the performance of its obligations under, the Documents to which it is a party, and (C) has duly executed and delivered the Documents to which it is a party; and (iv) that each Document constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms.

In addition, for the purposes of this opinion letter, we have assumed, without investigation, that: (i) the Company has and will have all necessary power and authority (corporate or otherwise) to authorize, execute, and deliver any definitive purchase, underwriting, or similar agreement with respect to the issuance and sale of the Securities (each, a “Purchase Agreement”), each warrant agreement or instrument setting forth the terms of each Warrant (each, a “Warrant Agreement”), each unit agreement or instrument setting forth the terms of each Unit (each, a “Unit Agreement”), and each agreement or instrument setting forth the terms of any Security that is issuable upon settlement, exercise, conversion, or exchange of any other Security (each, an “Issuable Securities Agreement”) with respect to any Securities offered, issued, or sold as contemplated by the Registration Statement, including the prospectus included in the Registration Statement relating to the Securities, any required post-effective amendment thereto, and the applicable prospectus supplement; (ii) each Purchase Agreement, each Warrant Agreement, each Unit Agreement, and each Issuable Securities Agreement, and the Company’s execution, delivery, and performance thereof, will be duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof in accordance with the Delaware General Corporation Law (the “DGCL”) and the Organizational Documents, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) each Purchase Agreement, each Warrant Agreement, each Unit Agreement, and each Issuable Securities Agreement will be validly executed and delivered by the Company and each other party thereto; (iv) the Company shall remain at all times a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; (v) the Company will have sufficient authorized, unissued, and unreserved shares of Common Stock and/or Preferred Stock, as

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applicable, to offer, issue, and sell (A) shares of Common Stock and/or shares of Preferred Stock, (B) shares of Preferred Stock that are convertible into shares of Common Stock, or (C) Warrants or Units that are convertible, exchangeable, exercisable, or settled for, or comprised of, shares of Common Stock and/or Preferred Stock; (vi) the contractual provisions of the Warrants, each Warrant Agreement, the Units, each Unit Agreement, each Issuable Security (as defined below), and each Issuable Securities Agreement, in each case, are governed by New York law; and (vii) the issuance of the Securities will not increase the proportionate share of Common Stock or Preferred Stock or securities convertible into shares of Common Stock or Preferred Stock held by an “interested stockholder” (within the meaning of Section 203(c) of the DGCL). We have not verified any of the foregoing assumptions.

Our opinions set forth below are limited to: (i) solely in connection with the opinions set forth in numbered paragraphs 1 and 2, below, the DGCL; and (ii) solely in connection with the opinions set forth in numbered paragraphs 3, 4, and 5 below, the laws of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to, or effect on, any of the matters covered herein of: (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality, or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement, including the prospectus included in the Registration Statement relating to the Securities, and any required post-effective amendment thereto, will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement, including the prospectus included in the Registration Statement relating to the Securities, and any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be offered, issued, and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, including the prospectus included in the Registration Statement relating to the Securities, any required post-effective amendment thereto, and the applicable prospectus supplement; and (iv) additional qualifications and other matters set forth below, it is our opinion that:

1. With respect to a share of Common Stock, when: (i) the terms of the offer, issuance, and sale of such share of Common Stock (including the number of shares of Common Stock to be issued, the time period during which shares of Common Stock may be issued, and the consideration for which such shares of Common Stock may be acquired from the Company) have been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized, committee thereof in accordance with the DGCL and the Organizational Documents, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under, or a breach of, any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (which determination, authorization, and approval shall not have been rescinded or otherwise modified); (ii) the Company receives the consideration for such share of Common Stock as has been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof and that is at least equal to the par value of such share; (iii) either (A) upon the issuance of such share of Common Stock, such share is evidenced by a certificate duly executed and delivered, or (B) the Board of Directors and/or a duly authorized

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committee thereof has adopted a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such share of Common Stock, and, within a reasonable time after the issuance of such uncertificated share, the registered owner thereof shall be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; and (iv) the issuance of such share of Common Stock is properly recorded in the stock ledger of the Company, such share of Common Stock will be validly issued, fully paid, and nonassessable.

2. With respect to a share of Preferred Stock, when: (i) either (A) the Board of Directors and/or a duly authorized committee thereof has duly adopted resolutions pursuant to the authority expressly vested in the Board of Directors by the “blank check” provisions of the Certificate of Incorporation setting forth the designations, powers, preferences, and relative, participating, optional, other, or special rights, if any, and the qualifications, limitations, or restrictions, if any, of the share of the relevant series of Preferred Stock, such resolutions adopted by the Board of Directors and/or a duly authorized committee thereof have been set forth in a certificate of designations including the number of shares of the relevant series of Preferred Stock as to which such resolutions apply, and such certificate of designations has been executed, acknowledged, and filed and become effective in accordance with Section 103 of the DGCL or (B) a certificate of amendment of the Certificate of Incorporation or an amended and restated certificate of incorporation, in either case, setting forth the designations, powers, preferences, and relative, participating, optional, other, or special rights, if any, and the qualifications, limitations, or restrictions, if any, of the shares of the relevant series of Preferred Stock has been duly authorized and approved by the Board of Directors and the stockholders of the Company in accordance with the DGCL and executed, acknowledged, and filed and become effective in accordance with Section 103 of the DGCL; (ii) the terms of the offer, issuance, and sale of such share of the relevant series of Preferred Stock (including the number of shares of the relevant series of Preferred Stock to be issued, the time period during which shares of the relevant series of Preferred Stock may be issued, and the consideration for which such shares of the relevant series of Preferred Stock may be acquired from the Company) have been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof in accordance with the DGCL and the Organizational Documents, as amended, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under, or a breach of, any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (which determination, authorization, and approval shall not have been rescinded or otherwise modified); (iii) the Company receives the consideration for such share of the relevant series of Preferred Stock as has been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof and that is at least equal to the par value of such share; (iv) either (A) upon the issuance of such share of the relevant series of Preferred Stock, such share is evidenced by a certificate duly executed and delivered, or (B) the Board of Directors and/or a duly authorized committee thereof has adopted a resolution providing that all shares of the relevant series of Preferred Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such share of the relevant series of Preferred Stock, and, within a reasonable time after the issuance of such uncertificated share, the registered owner thereof shall be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; and (v) the issuance of such share of the relevant series of Preferred Stock is properly recorded in the stock ledger of the Company, such share of the relevant series of Preferred Stock will be validly issued, fully paid, and nonassessable.

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3. With respect to a Warrant, when: (i) such Warrant has been created and terms of such Warrant (including, to the extent that such Warrant entitles the holder thereof to acquire from the Company shares of Common Stock and/or Preferred Stock, the number of shares of Common Stock and/or the relevant series of Preferred Stock issuable upon exercise of such Warrant, and the times or times at or within which and the consideration for which any such shares may be acquired from the Company upon the exercise of such Warrant) and the terms of the offer, issuance, and sale of such Warrant, have been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof in accordance with the DGCL and the Organizational Documents, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under, or a breach of, any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (which determination, authorization, and approval shall not have been rescinded or otherwise modified); (ii) the Company receives the consideration for such Warrant as has been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof; and (iii) the applicable Warrant has been duly executed, authenticated (if required), issued, and delivered as contemplated by the Registration Statement, including the prospectus included in the Registration Statement relating to the Securities, any required post-effective amendment thereto, and the prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Purchase Agreement, such Warrant and such Warrant Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

4. With respect to a Unit, when: (i) such Unit has been created and the terms of such Unit (including, to the extent such Unit is comprised of shares of Common Stock and/or Preferred Stock, the number of shares of Common Stock and/or the relevant series of Preferred Stock that may be issued, the time period during which shares of Common Stock and/or the relevant series of Preferred Stock may be issued, and the consideration for which such shares of Common Stock and/or the relevant series of Preferred Stock may be acquired from the Company and, to the extent such Unit is comprised of Warrants entitling the holder thereof to acquire shares of Common Stock and/or Preferred Stock, the number of shares of Common Stock and/or the relevant series of Preferred Stock issuable upon exercise of the Warrants, and the time or times at or within which and the consideration for which any shares may be acquired upon the exercise of such Warrants) and the terms of the offer, issuance, and sale of such Unit, have been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof in accordance with the DGCL and the Organizational Documents, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under, or a breach of, any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (which determination, authorization, and approval shall not have been rescinded or otherwise modified); (ii) any share of Common Stock and/or Preferred Stock that forms a part of such Unit is validly issued, fully paid, and nonassessable, as contemplated in numbered paragraphs 1 and 2 above, respectively, as applicable; (iii) any

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Warrant that forms a part of such Unit and the applicable Warrant Agreement constitute binding obligations of the Company, as contemplated in numbered paragraph 3 above; (iv) the Company receives the consideration for such Unit as has been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof; and (v) the applicable Unit has been duly executed, authenticated (if required), issued, and delivered as contemplated by the Registration Statement, including the prospectus included in the Registration Statement relating to the Securities, any required post-effective amendments thereto, and the prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement, and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with their terms, upon payment of the consideration fixed therefor in accordance with the applicable Purchase Agreement, such Unit and such Unit Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

5. If any Security is issuable (each, an “Issuable Security”) upon settlement, exercise, conversion, or exchange of any other Security (each, an “Initial Security”) pursuant to the terms of such Initial Security, when (i) such Issuable Security has been created and the terms of such Issuable Security (including, to the extent that such Issuable Security entitles the holder thereof to acquire from the Company shares of Common Stock, Preferred Stock, and/or Warrants, the number of shares of Common Stock, the relevant series of Preferred Stock, and/or Warrants issuable upon settlement, exercise, conversion, or exchange of such Issuable Security, and the time or times at or within which, and the consideration for which, such shares and/or Warrants may be acquired from the Company upon settlement, exercise, conversion, or exchange of such Issuable Security), have been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof in accordance with the DGCL and the Organizational Documents, in a manner so as not to violate any applicable law, rule, or regulation, or result in a default under, or a breach of, any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company (which determination, authorization, and approval shall not have been rescinded or otherwise modified); (ii) any share of Common Stock and/or Preferred Stock that constitutes such Initial Security is validly issued, fully paid, and nonassessable, as contemplated in numbered paragraphs 1 and 2 above, respectively, as applicable; (iii) any Warrant that constitutes such Initial Security and the applicable Warrant Agreement constitute binding obligations of the Company, as contemplated in numbered paragraph 3 above; (iv) any Unit that constitutes such Initial Security and the applicable Unit Agreement constitute binding obligations of the Company as contemplated in numbered paragraph 4 above; (v) the terms of the offer, issuance, and sale of such Issuable Security have been duly determined, authorized, approved, and documented as provided in applicable numbered paragraphs 1 through 4 above; (vi) the Company receives the consideration for such Issuable Security as has been duly determined, authorized, and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof; and (vii) (A) such Initial Security has been duly executed, authenticated (if required), issued, and delivered and (B) such Initial Security been issued upon settlement, exercise, conversion, or exchange, as the case may be, of such Initial Security pursuant to the terms of the applicable Initial Security, in each case, as contemplated by the Registration Statement, including the prospectus included in the Registration

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Statement related to the Securities, any required post-effective amendment thereto, and the prospectus supplement relating thereto, and in accordance with the applicable Issuable Securities Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration therefor fixed pursuant to the applicable Purchase Agreement, such Issuable Security and such Issuable Securities Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP